Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Chyron Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-01861) of Chyron Corporation of our report dated March 21, 2008, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K for the year ended December 31, 2007.

/s/ BDO Seidman LLP

BDO Seidman LLP

Melville, New York

March 21, 2008